UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

________________________________

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
☒	Definitive Information Statement

Ascent Solar Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

ASCENT SOLAR TECHNOLOGIES, INC.

12300 Grant Street
Thornton, CO 80241
Telephone: (720) 872-5000

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Ascent Solar Technologies, Inc.:

The enclosed information statement (the “Information Statement”) is being distributed to the holders of record of the issued and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of Ascent Solar Technologies, Inc., a Delaware corporation (the “Company,” “we”, “our” or “us”), as of December 19, 2022 (the “Record Date”), in connection with the corporate actions described below. The holders of a majority of the voting power of our outstanding shares of capital stock by written consent (the “Written Consent”), in lieu of a meeting, pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 2.8 of Article II of our bylaws, approved the following corporate action (the “Authorized Issuance”):

•        the potential issuance of shares of Common Stock in excess of 19.99% of the currently issued and outstanding shares of Common Stock of the Company to two institutional investors (each, an “Investor” and collectively, the “Investors”), in connection with the Company’s entry into a Securities Purchase Contract, dated December 19, 2022, by and between the Company and the Investors, for the issuance of:

A.     $12,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes, for a purchase price of $11,250,000 in cash, net of an original issuance discount of $1,250,000 (the “Registered Advance Notes”) to the Investors, and which will bear interest at a rate of 4.5% per annum, payable, at the option of the Company, in kind or in cash, subject to certain conditions, and which is convertible, at the option of the holders from time to time, into shares of Common Stock in the amounts and on the terms set forth in the Registered Advance Notes, or repayable in cash at maturity 18 months after the issuance thereof, pursuant to a direct registered offering;

B.      (i) an additional $2,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes, for a purchase price, together with the warrants described in (ii) below, of $2,250,000 in cash, net of an original issuance discount of $250,000 (the “Private Placement Advance Notes” and, together with the Registered Advance Notes and Additional Advance Notes (as defined below), the “Advance Notes”) to the Investors, and which will bear interest at a rate of 4.5% per annum, payable, at the option of the Company, in kind or in cash, subject to certain conditions, and is convertible, at the option of the holders from time to time, into shares of Common Stock in the amounts and on the terms set forth in the Private Placement Advance Notes, or repayable in cash at maturity 18 months after the issuance of the Private Placement Advance Note and (ii) warrants granted to the Investors to purchase up to 2,513,406 shares of Common Stock, which have a five year term and an exercise price of $3.93 per share, in each case subject to adjustment in accordance with the terms thereof, in each case, pursuant to a concurrent private placement; and

C.     additional Advance Notes for a purchase price equal to 90% of the principal amounts thereof (the “Additional Advance Notes”) that the Company may request be issued and sold to one of the Investors (the “Additional Advance Notes Investor”), in a registered direct offering, in an aggregate principal amount not to exceed $1,000,000 (or, with the consent of the Additional Advance Notes Investor, $2,000,000) in any given month, up to an aggregate principal amount of $35,000,000 of Additional Advance Notes; provided, however, that no more than one Additional Advance Note may be issued during any 30-day period.

The “Consenting Stockholders” are, collectively, Crowdex Investments, LLC, BD 1 Investment Holding, LLC, TubeSolar AG, Global Ichiban Limited, Lucro Investments VCC — ESG Opportunities Fund, and Nanyang Investment Management Pte. Ltd. As of the close of business on the Record Date, the Consenting Stockholders together owned 27,446,418 shares of the Company’s Common Stock, representing approximately 80.9% of the voting power of the outstanding shares of capital stock of the Company, on a combined basis.

The Written Consent constitutes the only stockholder approval required to approve the Authorized Issuance under the DGCL and the Company’s charter and bylaws. The Board of Directors is not soliciting your proxy or consent in connection with the Authorized Issuance and no proxies or consents are being requested from stockholders.

The Information Statement is being furnished only to (1) inform the Company’s stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, and (2) provide the notice required under Section 228(e) of the DGCL. The Information Statement is being distributed and made available on or about January 3, 2023 to stockholders of record as of the Record Date. The Authorized Issuance shall be effective on or about January 23, 2023, or approximately 20 days after this Information Statement is first distributed and made available to stockholders.

THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Jeffrey A. Max
Jeffrey A. Max
President and CEO

January 3, 2023

ASCENT SOLAR TECHNOLOGIES, INC.

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises the holders of record of the issued and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of Ascent Solar Technologies, Inc., a Delaware corporation (the “Company,” “we”, “our” or “us”), of action taken by holders of a majority of the voting power of the outstanding shares of capital stock of the Company. By written consent dated December 19, 2022 (the “Written Consent”), as permitted by Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 2.8 of Article II of our bylaws, the stockholders who hold a majority of the voting power of our outstanding capital stock approved the following corporate action (the “Authorized Issuance”):

•        the potential issuance of shares of Common Stock in excess of 19.99% of the currently issued and outstanding shares of Common Stock of the Company to two institutional investors (each, an “Investor” and collectively, the “Investors”), in connection with the Company’s entry into a Securities Purchase Contract (the “Purchase Contract”), dated December 19, 2022, by and between the Company and the Investors, for the issuance of:

A.     $12,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes, for a purchase price of $11,250,000 in cash, net of an original issuance discount of $1,250,000 (the “Registered Advance Notes”) to the Investors, and which will bear interest at a rate of 4.5% per annum, payable, at the option of the Company, in kind or in cash, subject to certain conditions, and which is convertible, at the option of the holders from time to time, into shares of Common Stock in the amounts and on the terms set forth in the Registered Advance Notes, or repayable in cash at maturity 18 months after the issuance thereof, pursuant to a direct registered offering (the “Registered Offering”);

B.      (i) an additional $2,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes, for a purchase price, together with the warrants described in (ii) below, of $2,250,000 in cash, net of an original issuance discount of $250,000 (the “Private Placement Advance Notes” and, together with the Registered Advance Notes and Additional Advance Notes (as defined below), the “Advance Notes”) to the Investors, and which will bear interest at a rate of 4.5% per annum, payable, at the option of the Company, in kind or in cash, subject to certain conditions, and is convertible, at the option of the holders from time to time, into shares of Common Stock in the amounts and on the terms set forth in the Private Placement Advance Notes, or repayable in cash at maturity 18 months after the issuance of the Private Placement Advance Note and (ii) warrants granted to the Investors to purchase up to 2,513,406 shares of Common Stock (the “Warrants”), which have a five year term and an exercise price of $3.93 per share, in each case subject to adjustment in accordance with the terms thereof, in each case, pursuant to a concurrent private placement (the “Private Placement”); and

C.     additional Advance Notes for a purchase price equal to 90% of the principal amounts thereof (the “Additional Advance Notes”) that the Company may request be issued and sold to one of the Investors (the “Additional Advance Notes Investor”), in a registered direct offering, in an aggregate principal amount not to exceed $1,000,000 (or, with the consent of the Additional Advance Notes Investor, $2,000,000) in any given month, up to an aggregate principal amount of $35,000,000 of Additional Advance Notes; provided, however, that no more than one Additional Advance Note may be issued during any 30-day period.

The record date for the Written Consent is December 19, 2022 (the “Record Date”). On the Record Date, the Consenting Stockholders (as defined below) delivered the Written Consent approving the Authorized Issuance. The “Consenting Stockholders” are, collectively, Crowdex Investments, LLC, BD 1 Investment Holding, LLC, TubeSolar AG, Global Ichiban Limited, Lucro Investments VCC — ESG Opportunities Fund, and Nanyang Investment Management Pte. Ltd.

This Information Statement is being furnished only to (1) inform the Company’s stockholders of the action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, and (2) provide the notice required under Section 228(e) of the DGCL. This Information Statement is being distributed and made available on or about January 3, 2023 to stockholders of record as of the Record Date. The Authorized Issuance shall be effective on or about January 23, 2023, or approximately 20 days after this Information Statement is first distributed and made available to stockholders.

GENERAL OVERVIEW OF ACTION

The Authorized Issuance is required because the Company may desire or be required to issue more than 19.99% of its currently issued and outstanding Common Stock, pursuant to the Advance Notes and the exercise of the Warrants by the Investors.

Under Nasdaq Listing Rule 5635(d), the Company may not issue shares of Common Stock (or securities convertible into or exercisable for Common Stock) in transactions other than public offerings without stockholder approval if the aggregate number of shares of Common Stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of issuance, and the price per share of Common Stock issued is less than the closing price immediately preceding the signing of the binding agreement or the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

As a result of the Written Consent, on the date which is 20 calendar days after the date this Information Statement is first distributed and made available to stockholders, the Company will comply with Nasdaq Listing Rule 5635(d), as the Written Consent constitutes stockholder approval for the Company to issue shares of Common Stock to the Investors, pursuant to the Advance Notes and exercise of the Warrants in an amount that is greater than 19.99% of the issued and outstanding Common Stock on or after the closing date under the Purchase Contract, even if the price per share of any Common Stock issued in connection with the Purchase Contract is less than the Minimum Price.

VOTES REQUIRED

Each of the outstanding shares of Common Stock is entitled to one vote per share.

Section 228 of the DGCL and Article II, Section 2.8 of the Company’s Second Amended and Restated Bylaws provide that stockholders of the Company may act by written consent without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions to be taken, are signed by stockholders holding a number of outstanding shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

As of the close of business on the Record Date, 33,930,812 shares of Common Stock were outstanding. As of the close of business on the Record Date, the Consenting Stockholders together owned 27,446,418 shares of the Company’s Common Stock, representing approximately 80.9% of the voting power of the outstanding shares of capital stock of the Company, on a combined basis.

On the Record Date, the Company received the Written Consent from the Consenting Stockholders approving the Authorized Issuance.

THE AUTHORIZED ISSUANCE

The Consenting Stockholders approved the Authorized Issuance because the Company may desire or be required to issue more than 19.99% of its currently issued and outstanding Common Stock, pursuant to the Advance Notes and the exercise of the Warrants by the Investors.

On December 19, 2022, we issued the Registered Advance Notes, the Private Placement Advance Notes and the Warrants to the Investors, pursuant to the Registered Offering and Private Placement, as applicable, as contemplated by the Purchase Contract. The Registered Advance Notes were offered and sold, pursuant to a shelf registration statement on Form S-3 (File No. 333-267971) (the “Form S-3”), which was initially filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2022, amended on November 3, 2022, and declared effective by the SEC on November 7, 2022, and a related prospectus supplement, dated December 19, 2022. The Private Placement Advance Notes and the Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Purchase Contract and Registered Advance Note

The following is a summary of the material terms and provisions of the Registered Advance Note and the Purchase Contract. This summary is subject to and qualified in its entirety by the Purchase Contract and the form of Registered Advance Note, each of which has been filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed on December 20, 2022.

The Registered Advance Note has a maturity of 18 months from its date of issuance and bears interest at a rate of 4.5% per annum, payable on a quarterly basis in arrears on each March 31, June 30, September 30, December 31 and on the maturity date (each, an “interest payment date”), beginning with an initial interest payment date of March 31, 2023, at the option of the Company (1) (a) subject to the satisfaction of certain equity conditions on the applicable interest payment date, through a registered direct offering of PIK advance notes (the “Registered PIK Advance Notes”) to the Investors and (b) if certain equity conditions are not satisfied or the Company is otherwise unable to issue Registered PIK Advance Notes to the Investors, through a private placement of PIK advance notes to the Investors (the “Private Placement PIK Advance Notes” and, together with the Registered PIK Advance Notes, the “PIK Advance Notes”), or (2) in cash. The PIK Advance Notes will have the same maturity date as the Registered Advance Notes and will otherwise be subject to the same terms, including conversion terms, as the Registered Advance Notes or the Private Placement Advance Notes, as applicable, except that Registered PIK Advance Notes will not bear interest and Private Placement PIK Advance Notes will bear interest at a rate of 4.5% per annum, payable in kind quarterly in arrears and capitalized to the outstanding principal amount of the Private Placement PIK Advance Notes on each interest payment date, and shall be payable in cash at maturity. The Registered Advance Notes (together with any accrued interest thereon) will be repayable in cash in full upon maturity. Pursuant to the Registered Advance Notes, the Investors may, upon delivery of a Conversion Notice to the Company, elect to receive repayment of all or any portion of the principal amount of the Registered Advance Note in shares of the Company’s Common Stock at the Conversion Price, which is equal to the lower of (1) a 30% premium to the average of the five most recent daily volume weighted average price (“VWAPs”) of the Common Stock as measured on the day prior to the issuance of the Registered Advance Notes (the “Fixed Conversion Price”) and (2) 92.5% of the three lowest VWAPs of the Common Stock on the 10 trading days preceding delivery of a Conversion Notice by an Investor, provided that the Conversion Price may in no event be less than $0.29 (or as much as $0.57, if required in accordance with the rules and regulations of Nasdaq) (the “Floor Price”), provided that, at such time as the Conversion Price would otherwise be below the Floor Price (without giving effect to this restriction), on conversion, the Company will pay to the Investors, in cash, an amount equal to (y) the difference between the number of shares of Common Stock that would have been issued at the Conversion Price (without giving effect to the Floor Price) and the number of shares of Common Stock actually issued based on the Floor Price, multiplied by (z) the VWAP of the Common Stock on the date of conversion. The Company has agreed to maintain at all times a reserve of shares of Common Stock equal to three times the number of shares issuable under the Registered Advance Note, the Private Placement Advance Note, any PIK Advance Notes, any Additional Advance Notes and the Warrants. With respect to shares of Common Stock issuable on conversion of the Registered Advance Notes and the Private Placement Advance Notes, each Investor has agreed not to sell, in any calendar month, more than 35% of the aggregate daily traded value of the Company’s Common Stock during such calendar month.

The Fixed Conversion Price of the Registered Advance Notes is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of the Company’s Common Stock or in the event that the Company issues shares of Common

Stock, securities convertible into, exercisable for or exchangeable for the Company’s Common Stock (“convertible securities”), rights or options to acquire Common Stock or convertible securities or any combination thereof, including as units with other securities or property in an integrated transaction, at a purchase or conversion, exercise or exchange price of less than the Fixed Conversion Price then in effect with respect to the Registered Advance Notes, in which case the Fixed Conversion Price shall be reduced to the lowest price paid for a share of Common Stock or unit (or the lowest conversion or exercise price at which purchasers of any convertible securities or options or rights to acquire the Company’s Common Stock or convertible securities may acquire a share of Common Stock pursuant to the terms of such convertible securities) in such transaction, with such lowest price per share being subject to calculation in accordance with the terms of the Registered Advance Notes.

In addition, the Investors have the option to require early prepayment of the principal amount of the Registered Advance Notes in cash from up to 30% of the gross proceeds of any subsequent issuance by the Company, for cash, of shares of the Company’s Common Stock or convertible securities, or any combination of units thereof, subject to customary exceptions for, among other things, equity compensation of up to 10% of the Company’s outstanding Common Stock (provided that employees, officers and directors who receive such equity compensation shall execute lock-up agreements or otherwise be subject to restrictions on trading of any such shares received during the Restricted Period (as defined below)), “restricted securities” issued pursuant to certain strategic transactions approved by the Company’s Board of Directors or to customers and suppliers (provided that such securities shall be issued as “restricted securities” and shall have no registration rights that would permit the resale of such “restricted securities” at any time during the Restricted Period) and any issuance of non-convertible debt (a “Subsequent Financing”). The Investors will also have pre-emptive rights to participate for up to 20% of the securities offered and sold in any Subsequent Financing conducted by the Company during the 18-month term of the Purchase Contract, subject to customary exceptions, provided that in case of the Private Placement Exception (defined below), such pre-emptive right shall instead be a right to participate for up to an additional 20% of the securities offered and sold in such Private Placement Exception (as defined below).

Each of the Registered Advance Notes is convertible, at the option of each holder, in whole or in part, by delivering to the Company a duly executed conversion notice. An Investor (together with its affiliates) may not convert any portion of such Investor’s Registered Advance Note to the extent that the holder would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock after conversion, except that upon at least 61 days’ prior notice from the Investor to the Company, the Investor may increase the maximum amount of its beneficial ownership of outstanding shares of the Company’s Common Stock after converting the holder’s Registered Advance Note up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Registered Advance Notes.

In the event of a change of control, the Company must deliver to the Investors written notice describing the entry into such agreement within five trading days following such entry. Within 30 days of receipt of such notice, the Investors may require the Company to prepay the Registered Advance Notes at an amount equal to 105% of the outstanding principal amount thereof and any accrued and unpaid interest thereon.

From the closing until 120 days thereafter (the “Restricted Period”), the Company may not issue any equity or equity-linked securities, other than pursuant to a private placement (the “Private Placement Exception”) of not more than $5,000,000 in aggregate amount of the Company’s Common Stock or common stock equivalent issued as “restricted securities” without registration rights that would require or permit the registration of such “restricted securities” for resale at any time during the Restricted Period or provide for any participation rights.

The Purchase Contract and Registered Advance Notes also contain additional and supplementary provisions, including customary representations and warranties and affirmative covenants regarding timely delivery of shares on conversion, compliance with securities laws and timely filing of Securities Exchange Act of 1934, as amended (the “Exchange Act”), reports, reservation and listing of the shares issuable on conversion, preservation of existence, use of proceeds, maintenance of properties, intellectual property and insurance, payment of taxes and, beginning on the date of the issuance of the first monthly advance pursuant to the Purchase Contract (as described below), a covenant to maintain an aggregate minimum cash balance of $3,000,000 in the Company’s bank accounts. The Purchase Contract and the Registered Advance Notes also contain restrictions on the consummation of fundamental transactions such as consolidation, merger, disposition of substantial assets or change of control, unless the successor entity assumes all obligations of the Company under the Purchase Contract and Registered Advance Notes, and subject to the Investors’ change of control put right described above, as well as conducting any reverse or forward stock split or reclassification of the Company’s Common Stock, conducting any variable rate equity financings, incurrence of debt and liens, other than certain permitted indebtedness and liens, payment of other debt, payment of cash dividends, transfers of assets and affiliate transactions, in each case subject to certain exceptions or the written consent of holders of 66% of the outstanding Registered Advance Notes and Private Placement Advance Notes. The Company has also agreed to indemnify the Investors for any breach of any of its representations, warranties, covenants or agreements in the Purchase Contract or Registered Advance Note and for any action instituted by the Company against the Investors for other than material breach or due to any conduct that is finally judicially determined to constitute fraud, gross negligence or willful misconduct.

The Purchase Contract and Registered Advance Notes also contain certain monetary penalties for the Company’s failure to timely deliver unrestricted shares on conversion within the standard settlement period, including a requirement for the Company to, at the option of each Investor, repurchase any portion of the Registered Advance Note for which conversion has been requested and the Company is unable to timely deliver shares at the VWAP of the Common Stock on the date of conversion, and failure to maintain current public information regarding the Company. The obligations of the Company under the Purchase Contract are secured by a pledge of all assets of the Company pursuant to a Security Agreement, dated as of December 19, 2022, by and among the Company, the Investors and the Additional Advance Notes Investor, as collateral agent (the “Security Agreement”), and will be guaranteed by future material subsidiaries of the Company, in each case, subject to certain exceptions.

The Registered Advance Notes contain customary events of default, including, among others, (i) failure to pay or timely deliver shares under the terms of the Registered Advance Note; (ii) a default, subject to any valid waiver thereof, in the performance or breach of any covenant or warranty of the Company in the Purchase Contract or the Registered Advance Note; (iii) failure to deliver freely tradeable shares; (iv) certain events of bankruptcy, insolvency or reorganization; (v) failure to comply with the listing rules of Nasdaq; and (vi) damage to the Company’s facilities that could result in a material adverse effect. Upon the occurrence of an event of default, at the Investors’ option (1) the Company will be obligated to pay the amounts outstanding under the Registered Advance Note at a repayment price equal to the sum of (a) the greater of (i) the outstanding principal amount thereof divided by the Conversion Price on the date the payment is either (A) demanded (if demand or notice is required) or otherwise due, or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the payment is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 120% of the outstanding principal amount thereof and accrued and unpaid interest thereon, and (b) accrued and unpaid interest thereon or (2) the Registered Advance Notes will be convertible at a reduced conversion price of 80% of the average of the three lowest daily VWAPs of the Company’s Common Stock during the 10 trading days immediately preceding the conversion date or the date of the applicable event of default.

Pursuant to the Purchase Contract, after the date that is 210 days after the date of the Purchase Contract, subject to the satisfaction of certain terms and conditions set forth in the Purchase Contract, on not less than five business days’ notice, the Company may request that the Additional Advance Notes Investor acquire from the Company for a purchase price equal to 90% of the principal amounts thereof, the Additional Advance Notes, to be issued in a registered direct offering in an aggregate principal amount not to exceed $1,000,000 (or, with the consent of the Additional Advance Notes Investor, $2,000,000) in any given month, up to an aggregate principal amount of $35,000,000 of Additional Advance Notes; provided, however, that no more than one Additional Advance Note may be issued during any 30-day period. The Company will offer such Additional Advance Notes pursuant to a prospectus supplement to the Company’s prospectus included in the Form S-3, to be filed prior to the closing of any sale of Additional Advance Notes under the Purchase Contract, which prospectus supplement will cover the issuance and sale of such Additional Advance Notes and the shares of Common Stock issuable thereunder. The Additional Advance Notes Investor will have the right to purchase, at its option, up to two issuances of Additional Advance Notes, in an aggregate principal amount of $1,000,000 each. The issuance and sale of any Additional Advance Notes is subject to, among other terms and conditions, certain equity conditions, including the average of the average daily trading values of the Common Stock as reported by Bloomberg L.P. during the immediately preceding 20 trading day period (the “equity conditions measurement period”), excluding the three trading days with the highest average daily trading values and the three trading days with the lowest average daily trading values, being at least $250,000 per trading day and, for at least 15 trading days during the applicable equity conditions measurement period (whether or not consecutive), the Company’s market capitalization being at least $75,000,000. Each issuance of Additional Advance Notes under the Purchase Contract is also subject to not more than $2,000,000 in aggregate principal amount of the Advance Notes or Additional Advance Notes remaining outstanding prior to the issuance of such Additional Advance Notes.

Beginning with the date that is 210 days after the date of the Purchase Contract, the Company may notify the Investors of its intent to terminate the Purchase Contract, and upon receipt of such notification, (1) if the Additional Advance Notes Investor has not exercised one or both of its options to acquire Additional Advance Notes, the Additional Advance Notes Investor will have 60 trading days to exercise one such option or, if the Additional Advance Notes Investor has not yet exercised both options and exercises at least one during such initial 60 trading day period, 90 trading days to exercise two options to acquire Additional Advance Notes, after which date the Additional Advance Notes Investor’s option to acquire any Additional Advance Notes will expire, and (2) after such applicable date, at such time as the aggregate outstanding principal amount of all Advance Notes is less than $300,000, the Company will have the right, on 20 trading days’ prior written notice, to repay the aggregate outstanding principal amount and all accrued and unpaid interest on any Advance Notes then outstanding in cash, at a repayment price equal to 120% of the principal amount thereof, plus accrued and unpaid interest, subject to the prior right of the Investors to elect to take repayment of such amount in shares of the Company’s Common Stock, and to terminate its obligations under the Purchase Contract and related transaction documents.

There is no established trading market for the Purchase Contract or the Registered Advance Note, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for the Purchase Contract or the Registered Advance Notes on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Purchase Contract and the Registered Advance Notes will be limited.

Except as otherwise provided in the Purchase Contract or the Registered Advance Notes, as applicable, or by virtue of the Investors’ ownership of shares of Common Stock, the Investors’ interest in the Purchase Contract or Registered Advance Notes does not have the rights or privileges of holders of shares of the Company’s Common Stock, including any voting rights, until such time that any holder’s Registered Advance Note is converted into shares of the Company’s Common Stock.

Private Placement Advance Note

The following is a summary of the material terms and provisions of the Private Placement Advance Note. This summary is subject to and qualified in its entirety by the Purchase Contract and the form of Private Placement Advance Note, each of which has been filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed on December 20, 2022.

The Private Placement Advance Note has a maturity of 18 months from its date of issuance and bears interest at a rate of 4.5% per annum, payable on a quarterly basis in arrears on each March 31, June 30, September 30, December 31 and on the maturity date, beginning with an initial interest payment date of March 31, 2023, at the option of the Company (1) (a) subject to the satisfaction of certain equity conditions on the applicable interest payment date, through a registered direct offering of Registered PIK Advance Notes to the Investors and (b) if certain equity conditions are not satisfied or the Company is otherwise unable to issue Registered PIK Advance Notes to the Investors, through a private placement of Private Placement PIK Advance Notes. The PIK Advance Notes will have the same maturity date as the Private Placement Advance Notes and will otherwise be subject to the same terms, including conversion terms, as the Registered Advance Note or the Private Placement Advance Note, as applicable, except that Registered PIK Advance Notes will not bear interest and Private Placement PIK Advance Notes will bear interest at a rate of 4.5% per annum, payable in kind quarterly in arrears and capitalized to the outstanding principal amount of the Private Placement PIK Advance Notes on each interest payment date, and shall be payable in cash at maturity. The Private Placement Advance Notes (together with any accrued interest thereon) will be repayable in cash in full upon maturity. Pursuant to the Purchase Contract, the Investors may, upon delivery of a Conversion Notice to the Company, elect to receive repayment of all or any portion of the principal amount of the Private Placement Advance Note in shares of Common Stock, at a Conversion Price equal to the lower of (1) a 30% premium to the average of the five most recent VWAPs of the Common Stock as measured on the day prior to the issuance of the Private Placement Advance Note and (2) 92.5% of the three lowest VWAPs of the Common Stock on the 10 trading days preceding delivery of a Conversion Notice by an Investor, provided that the Conversion Price may in no event be less than the Floor Price, provided that, at such time as the Conversion Price would otherwise be below the Floor Price (without giving effect to this restriction), on conversion, the Company will pay to the Investors, in cash, an amount equal to (y) the difference between the number of shares of Common Stock that would have been issued at the Conversion Price (without giving effect to the Floor Price) and the number of shares of Common Stock issued based on the Floor Price, multiplied by (z) the VWAP of the Common Stock on the date of conversion. The Company has agreed to maintain at all times a reserve of shares of Common Stock equal to three times the number of shares issuable under the Registered Advance Note, the Private Placement Advance Note, any PIK Advance Notes, any Additional Advance Notes and the Warrants. With respect to shares of Common Stock issuable on conversion of the Registered Advance Notes and the Private Placement Advance Notes, each Investor has agreed not to sell, in any calendar month, more than 35% of the aggregate daily traded value of the Company’s Common Stock during such calendar month.

The Fixed Conversion Price of the Private Placement Advance Notes is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of the Company’s Common Stock or in the event that the Company issues shares of Common Stock, convertible securities, rights or options to acquire Common Stock or convertible securities or any combination thereof, including as units with other securities at a purchase or conversion, exercise or exchange price of less than the Fixed Conversion Price then in effect with respect to the Private Placement Advance Notes, in which case the Fixed Conversion Price shall be reduced to the lowest price paid for a share of Common Stock or unit (or the lowest conversion or exercise price at which purchasers of any convertible securities or options or rights to acquire the Company’s Common Stock or convertible securities may acquire a share of Common Stock, pursuant to the terms of such convertible securities) in such transaction, with such lowest price per share being subject to calculation in accordance with the terms of the Private Placement Advance Notes.

In addition, the Investors have the option to require early prepayment of the principal amount of the Private Placement Advance Notes in cash from up to 30% of the gross proceeds of any Subsequent Financing. The Investors will also have pre-emptive rights to participate for up to 20% of the securities offered and sold in any Subsequent Financing conducted by the Company during the 18-month term of the Purchase Contract, subject to customary exceptions, provided that in case of the Private Placement Exception, such pre-emptive right shall instead be a right to participate in up to an additional 20% of the securities offered and sold in such Private Placement Exception.

Each of the Private Placement Advance Notes is convertible, at the option of each holder, in whole or in part, by delivering to the Company a duly executed conversion notice. An Investor (together with its affiliates) may not convert any portion of such Investor’s Private Placement Advance Note to the extent that the Investor would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock after conversion, except that upon at least 61 days’ prior notice from the Investor to the Company, the Investor may increase the maximum amount of its beneficial ownership of the Company’s outstanding shares of Common Stock after converting the holder’s Private Placement Advance Note to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Private Placement Advance Note.

In the event of a change of control, the Company must deliver to the Investors written notice describing the entry into such agreement within five trading days following such entry. Within 30 days of receipt of such notice, the Investors may require the Company to prepay the Private Placement Advance Notes at an amount equal to 105% of the outstanding principal amount thereof and any accrued and unpaid interest thereon.

During the Restricted Period, the Company may not issue any equity or equity-linked securities, other than pursuant to a private placement of not more than $5,000,000 in aggregate amount of the Company’s Common Stock or common stock equivalent issued as “restricted securities” without registration rights that would require or permit the registration of such “restricted securities” for resale at any time during the Restricted Period or provide for any participation rights.

The Purchase Contract and Private Placement Advance Notes also contain additional and supplementary provisions, including customary representations and warranties and affirmative covenants regarding timely delivery of shares on conversion, compliance with securities laws and timely filing of Exchange Act reports, reservation and listing of the shares issuable on conversion, preservation of existence, use of proceeds, maintenance of properties, intellectual property and insurance, payment of taxes and, beginning on the date of the issuance of the first monthly advance pursuant to the Purchase Contract, a covenant to maintain an aggregate minimum cash balance of $3,000,000 in the Company’s bank accounts. The Purchase Contract and the Private Placement Advance Notes also contain restrictions on the consummation of fundamental transactions such as consolidation, merger, disposition of substantial assets or change of control unless the successor entity assumes all obligations of the Company under the Purchase Contract and Private Placement Advance Notes, and subject to the Investors’ change of control put right described above, as well as conducting any reverse or forward stock split or reclassification of the Company’s Common Stock, conducting any variable rate equity financings, incurrence of debt and liens, other than certain permitted indebtedness and liens, payment of other debt, payment of cash dividends, transfers of assets and affiliate transactions, in each case subject to certain exceptions or the written consent of holders of 66% of the outstanding Registered Advance Notes and Private Placement Advance Notes. The Company has also agreed to indemnify the Investors for any breach of any of its representations, warranties, covenants or agreements in the Purchase Contract or Private Placement Advance Notes and for any action instituted by the Company against the Investors for other than material breach or due to any conduct that is finally judicially determined to constitute fraud, gross negligence or willful misconduct. The Purchase Contract and Private Placement Advance Notes also contain certain monetary penalties for the Company’s failure to timely deliver unrestricted shares on conversion within the standard settlement period, including a requirement for the Company to, at the option of the Investors, repurchase any portion of the Private Placement Advance Notes for which conversion has been requested and the Company is unable to timely deliver shares at the VWAP of the Common Stock on the date of conversion, and failure to maintain current public information regarding the Company. The obligations of the Company under the Purchase Contract are secured by a pledge of all assets of the Company pursuant to the Security Agreement and will be guaranteed by future material subsidiaries of the Company, in each case, subject to certain exceptions.

The Private Placement Advance Notes contain customary events of default, including, among others, (i) failure to pay or timely deliver shares under the terms of the Private Placement Advance Note; (ii) a default, subject to any valid waiver thereof, in the performance or breach of any covenant or warranty of the Company in the Purchase Contract or the Private Placement Advance Note; (iii) failure to deliver freely tradeable shares; (iv) certain events of bankruptcy, insolvency or reorganization involving the Company; (v) failure to comply with the listing rules of Nasdaq; and (vi) damage to the Company’s facilities that could result in a material adverse effect. Upon the occurrence of an event of default, at the Investor’s option (1) the Company will be obligated to pay the amounts outstanding under the Private Placement Advance Notes at a repayment price equal to the sum of (a) the greater of (i) the outstanding principal amount thereof divided by the Conversion Price on the date the payment is either (A) demanded (if demand or notice is required) or otherwise due, or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the payment is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 120% of the outstanding principal amount thereof and accrued and unpaid interest thereon, and (b) accrued and unpaid interest thereon or (2) the Private Placement Advance Notes will be convertible at a reduced conversion price of 80% of the average of the three lowest daily VWAPs of the Company’s Common Stock during the 10 trading days immediately preceding the conversion date or the date of the applicable event of default.

There is no established trading market for the Private Placement Advance Notes, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for the Private Placement Advance Notes on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Advance Notes will be limited.

Except as otherwise provided in the Purchase Contract or the Private Placement Advance Notes, as applicable, or by virtue of the Investors’ ownership of shares of Common Stock, the Investors’ interest in the Purchase Contract or Private Placement Advance Notes does not have the rights or privileges of holders of shares of the Company’s Common Stock, including any voting rights, until such time that a holder’s Private Placement Advance Note is converted into shares of the Company’s Common Stock.

Warrants

The following is a summary of the material terms and provisions of the Warrants. This summary is subject to and qualified in its entirety by the Purchase Contract and the form of Warrant, each of which has been filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed on December 20, 2022.

The Warrants are exercisable for 2,513,406 shares of the Company’s Common Stock, at an exercise price equal to $3.93 per share, in each case subject to adjustment in the event of share dividends, share splits, reorganizations or similar events affecting shares of the Company’s Common Stock, as well as future issuance by the Company of securities with a purchase or conversion, exercise or exchange price that is less than the exercise price of the Warrants in effect at any time. The Warrants will be exercisable for five years from their date of issuance. The Warrants will be issued in certificated form only.

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates)

may not exercise any portion of such holder’s Warrants to the extent that the holder would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of its beneficial ownership of outstanding shares of Common Stock after exercising the holder’s Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

If there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of Common Stock issuable upon exercise of the Warrants, then the Warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Warrants.

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of shares of the Company’s Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event.

In accordance with its terms and subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to the Company together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will, at the Company’s election, either be rounded up to the nearest whole number or the Company will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

There is no established trading market for the Warrants, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of Warrants do not have the rights or privileges of holders of shares of Common Stock, including any voting rights, until such Warrant holders exercise their Warrant.

A Warrant may be modified or amended, or the provisions thereof waived with the written consent of the Company and the holder of the Warrant.

Use of Proceeds

We intend to use the net proceeds from the Registered Offering and the Private Placement to pay fees and expenses relating to the Registered Offering and the Private Placement and for working capital and other general corporate purposes, which may include, among other things, financing our continued growth, strategic investments in potential partners, capital expenditures and to satisfy other working capital requirements.

Potential Effects of the Authorized Issuance

Holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company. Any additional shares of Common Stock issued pursuant to the conversion of the Advance Notes and the exercise of the Warrants by the Investors that were approved by the Consenting Stockholders pursuant to the Authorized Issuance will dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could have a negative effect on the trading price of the Company’s Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of Common Stock as of December 19, 2022 by:

•        each person known to us to be a beneficial owner of more than five percent of the outstanding shares of Common Stock;

•        each of our directors and executive officers; and

•        all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power and all shares issuable upon exercise of options or the vesting of restricted stock within 60 days. We have based percentage ownership on 33,930,812 shares of our Common Stock issued and outstanding as of December 19, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options or other rights held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

The address for each director or named executive officer is c/o Ascent Solar Technologies, Inc., 12300 Grant Street, Thornton, Colorado 80241.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
Directors and Executive Officers
Jeffrey A. Max(1)	—	—
Paul Warley(2)	—	—
Forrest Reynolds	—	—
Louis Berezovsky	—	—
Michael French	—	—
Felix T. Mantke	—	—
David Peterson(3)	—	—
All officers and directors as a group (7 individuals)	—	—
5% Stockholders
Crowdex Investments, LLC(4)	5,545,042	16.3%
BD 1 Investment Holding, LLC(5)	15,933,334	47.0%
TubeSolar AG(6)	4,958,927	14.6%

____________

(1)      Does not include 3,534,591 shares underlying outstanding restricted stock units (“RSUs”) held by Mr. Max. Such RSUs are deemed not to be beneficially owned because none will be vested and settled within the next 60 days.

(2)      Does not include 700,000 shares underlying outstanding RSUs held by Mr. Warley. Such RSUs are deemed not to be beneficially owned because none will be vested and settled within the next 60 days.

(3)      Mr. Peterson is the manager of Crowdex Investments, LLC (“Crowdex”). Mr. Peterson disclaims beneficial ownership of any securities owned by Crowdex.

(4)      The address of Crowdex is 1675 South State Street, Suite B, Kent County, Delaware 19901. Bernd Förtsch is the 100% indirect beneficial owner of Crowdex.

(5)      The address of BD 1 Investment Holding, LLC (“BD1”) is 1675 South State Street, Suite B, Kent County, Delaware 19901. Johannes Kuhn and Ute Kuhn are the beneficial owners of BD1.

(6)      The address for TubeSolar AG (“TubeSolar”) is Berliner Allee 65, D - 86153 Augsburg, Germany. Bernd Förtsch directly and indirectly owns a controlling interest in TubeSolar. Mr. Förtsch disclaims beneficial ownership over any of the securities owned by TubeSolar.

DISSENTERS’ RIGHTS

Under the DGCL, holders of the Company’s capital stock are not entitled to dissenters’ rights of appraisal with respect to the Authorized Issuance.

INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZED ISSUANCE

None of our directors, executive officers, or any of their respective associates has any substantial interest, direct or indirect, by security holdings or otherwise, in the Authorized Issuance which is not shared by all other holders of the Company’s capital stock.

DISTRIBUTION AND COSTS

We will pay the cost of preparing and distributing this Information Statement. The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for this Information Statement with respect to two or more stockholders sharing the same address by delivering a single Information Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

We and a number of brokers with account holders who are our stockholders will be householding this Information Statement. We will deliver a single Information Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Information Statement, or if you are receiving multiple Information Statements and would like to participate in householding, please notify your broker, bank or other nominee if you are a beneficial stockholder or notify us if you are a registered stockholder. Registered stockholders can notify us by sending a written request to our Corporate Secretary by mail at 12300 North Grant Street, Thornton, Colorado 80241, or by calling (720) 872-5000, and we will promptly deliver any additional Information Statements requested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference herein include “forward-looking statements” that involve risks and uncertainties. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this Information Statement the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “foresees,” “likely,” “may,” “should,” “goal,” “target,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this Information Statement.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this Information Statement and in the documents incorporated by reference herein. Factors you should consider that could cause these differences are:

•        The impact of the novel coronavirus (“COVID-19”) pandemic on our business, results of operations, cash flows, financial condition and liquidity;

•        Our operating history and lack of profitability;

•        Our ability to develop demand for, and sales of, our products;

•        Our ability to attract and retain qualified personnel to implement our business plan and corporate growth strategies;

•        Our ability to develop sales, marketing and distribution capabilities;

•        Our ability to successfully develop and maintain strategic relationships with key partners;

•        The accuracy of our estimates and projections;

•        Our ability to secure additional financing to fund our short-term and long-term financial needs;

•        Our ability to maintain the listing of our Common Stock on the Nasdaq Capital Markets;

•        The commencement, or outcome, of legal proceedings against us, or by us, including ongoing litigation proceedings;

•        Changes in our business plan or corporate strategies;

•        The extent to which we are able to manage the growth of our operations effectively, both domestically and abroad, whether directly owned or indirectly through licenses;

•        The supply, availability and price of equipment, components and raw materials, including the elements needed to produce our photovoltaic modules;

•        Our ability to expand and protect the intellectual property portfolio that relates to our photovoltaic modules and processes;

•        Our ability to maintain effective internal controls over financial reporting;

•        Our ability to achieve projected operational performance and cost metrics;

•        General economic and business conditions, and in particular, conditions specific to the solar power industry; and

•        Other risks and uncertainties discussed in greater detail elsewhere in this Information Statement and in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021.

There may be other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances after the date made, or to reflect the occurrence of unanticipated events, except as required by law.

AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

We are “incorporating by reference” in this Information Statement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Information Statement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Information Statement will automatically update and supersede information contained in this Information Statement, including information in previously filed documents or reports that have been incorporated by reference in this Information Statement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 14, 2022;

•        our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed on May 12, 2022, August 12, 2022, and November 10, 2022, respectively;

•        our Current Reports on Form 8-K filed on February 2, 2022, February 8, 2022, August 8, 2022, August 19, 2022, September 22, 2022, September 27, 2022, December 12, 2022 and December 20, 2022.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.fb.com when such reports are available on the SEC’s website. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The content of the websites referred to in this Information Statement and any related notice are not incorporated herein or therein. Our references to the URLs for any websites presented are intended to be inactive textual references only.

By Order of the Board of Directors,

/s/ Jeffrey A. Max
Jeffrey A. Max
President and CEO

January 3, 2023